Exhibit 21



                 STORAGE TECHNOLOGY CORPORATION
                -------------------------------


U.S. SUBSIDIARIES                                          INCORPORATION
-----------------                                          -------------

Amperif Corporation                                             Delaware
Bus-Tech, Inc.                                                 Minnesota
Bytex Corporation                                               Delaware
Bytex Securities Corporation                                    Delaware
Network Systems Credit Corporation                              Delaware
NSC European Operations Company                                Minnesota
Prime Solutions, Inc.                                           Colorado
SFSC Receivables Trust 1994-1                                   Delaware (1)
Storage Technology de Puerto Rico, Inc.                         Delaware
Storage Technology Optical Disk Development Corporation         Delaware
StorageTek Computer Finance Corporation                         Delaware
StorageTek Computer Research Corporation                        Delaware
StorageTek Financial Services Corporation                       Delaware
StorageTek Foundation                                           Colorado
StorageTek Holding Corporation                                    Nevada
StorageTek Integrated Systems, Inc.                             Delaware
StorageTek International Corporation                            Delaware
StorageTek International Services Corporation                   Delaware
StorageTek Leeward Corporation                                  Delaware
StorageTek Relocation Operations, Inc.                          Delaware
TMD Acquisition Company                                         Delaware
Vitalink Communications Corporation                             Delaware

NON-U.S. SUBSIDIARIES
---------------------

Storage Technology of Australia Pty. Limited                   Australia
Network Systems Australasia Pty. Limited                       Australia
Storage Technology of New Zealand Pty. Limited                 Australia
Network Systems Austria Gesellschaft m.b.h.                      Austria
Storage Technology Computerhandelsgesellschaft m.b.H.            Austria
Network Systems Foreign Sales Corp.                             Barbados
Storage Technology (Belgium) N.V./S.A.                           Belgium
Network Systems Belgium S.A.                                     Belgium
StorageTek Brasil Ltda.                                           Brazil
Amperif Canada, Ltd.                                              Canada
Bytex DataCom Limited                                             Canada
StorageTek Canada, Inc.                                           Canada
StorageTek A/S                                                   Denmark
Documation S.A.R.L.                                               France
Network Systems France S.A.                                       France
Storage Technology Formation S.A.R.L.                             France
Storage Technology European Operations S.A.                       France
Storage Technology Holding France, S.A.                           France
Storage Technology France, S.A.                                   France
Bytex GmbH                                                       Germany
Network Systems GmbH I                                           Germany
Storage Technology Network Systems GmbH                          Germany
Storage Technology GmbH                                          Germany
Storage Technology Holding GmbH                                  Germany
Storage Technology OEM Vertrieb GmbH                             Germany
Network Systems Italia S.r.l.                                      Italy
Storage Technology Italia S.p.A.                                   Italy
Network Systems Japan K.K.                                         Japan
Storage Technology Asia/Pacific K.K.                               Japan
Storage Technology of Japan, Ltd.                                  Japan
XL/Datacomp Japan, Ltd.                                            Japan
StorageTek de Mexico, S.A. de C.V.                                Mexico
Network Systems Nederland b.v.                               Netherlands
Storage Technology Finance B.V.                              Netherlands
Storage Technology (The Netherlands) B.V.                    Netherlands
Storage Technology (The Netherlands) B.V. (Irish Branch)     Netherlands
StorageTek III B.V.                                          Netherlands
Edata International B.V.                                     Netherlands
Network Systems Norge A/S                                         Norway
StorageTek A/S                                                    Norway
D.M.L. StorageTek Ltd.                                          Scotland
StorageTek Espana, S.A.                                            Spain
NSC Network Systems AB                                            Sweden
Storage Technology I Sollentuna AB                                Sweden
Storage Technology Sweden AB                                      Sweden
Network Systems (Schweiz) AG                                 Switzerland
StorageTek AG                                                Switzerland
Bytex DataCom Ltd.                                        United Kingdom
Bytex Europe                                              United Kingdom
Network Systems Limited                                   United Kingdom
Storage Technology Manufacturing Limited                  United Kingdom
Storage Technology Holding Limited                        United Kingdom
Storage Technology Limited                                United Kingdom
XL/Datacomp, Limited                                      United Kingdom

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   (1)   A Delaware business trust.